UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 7, 2015

(Date of earliest event reported)

SCIO DIAMOND TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 000-54529

Nevada	45-3849662
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

411 University Ridge Suite D

Greenville, SC  29601

(Address of principal executive offices, including zip code)

(864) 751-4880

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As of December 4, 2012, the Company entered into an Agreement of Separation, Waiver and Release with Mr. Joseph Lancia, former Chief Executive Officer of the Company. See the Form 8-K filed by the Company on December 11, 2012 for the terms of that Agreement. On August 7, 2015, the Company and Mr. Lancia entered into a “First Amendment to Agreement of Separation, Waiver and Release Agreement Executed December 4, 2012”. That amendment is attached hereto as Exhibit 99.1. The key terms of the amendment are as follows:

1.	Mr. Lancia acknowledges the receipt of $101,838 under the original agreement, agrees that this satisfies all payment obligations of the Company under the original agreement, and acknowledges the Company is not required to make any further payments to him under that agreement or any other agreement.

2.	Mr. Lancia agrees to provide certain written statements concerning his position and return of Company property, and his knowledge of the location of any other Company property.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	First Amendment to Agreement of Separation, Waiver and Release Agreement Executed December 4, 2012 dated August 7, 2015 between Scio Diamond Technology Corporation and Joseph Lancia

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIO DIAMOND TECHNOLOGY CORPORATION

By:	/s/ Gerald McGuire
Gerald McGuire
President and Chief Executive Officer

Date: August 13, 2015